Gaia Reports Second Quarter 2025 Results

BOULDER, CO – August 11, 2025 - Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, reported financial results for the second quarter ended June 30, 2025.

Highlights:

•
Gross profit increased 16% and revenue increased 12%, compared to Q2 of the prior year, which represents the sixth consecutive quarter of double digit increases
•
Continued positive operating and free cash flow generation
•
Gaia’s subsidiary, Igniton, raised $6 million in July, increasing Igniton’s implied post-money valuation to $106 million

"As planned, we continued to deliver on positive free cash flow and double-digit growth for the quarter," said Jirka Rysavy, Gaia's Chairman. "In July, our subsidiary, Igniton, raised $6 million of private common equity financing, including $2.0 million from Gaia, at an implied post-money valuation of $106 million, up from an implied post-money valuation of $40 million from last year’s raise. The proceeds from the financing will be used by Igniton for product launch, general operating expenses and certain capital expenditures to support future growth. Gaia now owns approximately two-thirds of Igniton equity."

Kiersten Medvedich, Gaia's CEO, commented: "We are pleased to see the momentum from 2024 carrying into Q2, with strong revenue growth and improvements in profitability. Our annualized gross profit per employee increased to $814,000 from $695,000 in the prior-year quarter, a reflection of the dedication and focus of our team. With continued investment in content, AI, and our global community platform, we are building a more personalized, connected, and expansive Gaia—one that offers our members more value and deeper connection."

Gaia CFO, Ned Preston, stated: “In the second quarter, when compared to the second quarter of 2024, we delivered 12% revenue growth, up $2.7 million to $24.6 million, while our improved operational execution and efficiency drove a $0.02 improvement in EPS to $(0.07). We strengthened our financial position by generating positive operating and free cash flow, underscoring our disciplined approach and long-term growth strategy.”

Second Quarter 2025 Financial Results

Revenue increased 12% to $24.6 million, compared to $21.9 million in Q2 2024, driven by growth in both member count and average revenue per user (ARPU). Total members increased to 878,000.

Gross profit increased 16% to $21.3 million from $18.5 million in Q2 2024, with gross margin expanding to 86.7%, up from 84.5%.

Net loss was $(1.8) million, or $(0.07) per share, versus $(2.2) million or $(0.09) per share, in Q2 2024.

Operating cash flow was $2.3 million, with free cash flow of $1.6 million, reflecting ongoing operational discipline.

Cash balance was at $13.9 million as of June 30, 2025, with a fully available $10 million line of credit. In July, Gaia also renewed our credit line for an additional three years with improved terms including a lower interest rate and a wider range of permitted use.

Conference Call

Date: Monday, August 11, 2025

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13754587

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 25, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13754587

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 88% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), the financial information included in this release contains non-GAAP financial measures, including Free Cash Flow. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated. Free Cash Flow represents net cash provided by operating activities plus cash paid for interest payments, less cash used in investing activities, plus cash from non-core business activities. We believe Free Cash Flow is also useful as one of the bases for comparing the Gaia’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, Gaia’s calculation of Free Cash Flow might not necessarily be comparable to such other similarly titled captions of other companies. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com

GAIA, INC.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands, except share and per share data)	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,924	$5,860
Accounts receivable	5,717	5,560
Other receivables	—	1,809
Prepaid expenses and other current assets	3,851	2,513
Total current assets	23,492	15,742
Media library, net	39,142	38,987
Operating right-of-use asset, net	5,026	5,454
Property and equipment, net	25,862	26,883
Technology license, net	15,146	15,550
Investments and other assets, net	6,370	6,658
Goodwill	31,943	31,943
Total assets	$146,981	$141,217
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,679	$12,435
Accrued and other liabilities	2,101	3,491
Long-term debt, current portion	5,719	5,801
Operating lease liability, current portion	869	839
Deferred revenue	21,069	19,268
Total current liabilities	43,437	41,834
Operating lease liability, net of current portion	4,427	4,869
Deferred taxes, net	526	501
Total liabilities	48,390	47,204
Shareholder's equity:
Class A common stock, $0.0001 par value, 150,000,000 shares authorized, 19,704,103 and 18,066,942 shares issued, 19,639,116 and 18,001,955 shares outstanding at June 30, 2025 and December 31, 2024, respectively	2	2
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 5,400,000 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	178,944	171,100
Accumulated deficit	(93,243)	(90,428)
Total Gaia, Inc. shareholders’ equity	85,704	80,675
Noncontrolling interests	12,887	13,133
Total equity	98,591	94,013
Total liabilities and equity	$146,981	$141,217

GAIA, INC.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024

Revenues, net	$24,632	$21,856	$48,472	$43,169
Cost of revenues	3,285	3,385	6,220	6,518
Gross profit	21,347	18,471	42,252	36,651
Operating Expenses:
Selling and operating	20,634	18,476	40,656	35,881
Corporate, general and administration	2,909	1,988	4,806	3,617
Total operating expenses	23,543	20,464	45,462	39,498
Loss from operations	(2,196)	(1,993)	(3,210)	(2,847)
Interest and other income (expense), net	124	(144)	(12)	(252)
Loss before income taxes	(2,072)	(2,137)	(3,222)	(3,099)
Income tax (benefit) expense	1	—	49	—
Loss from continuing operations	(2,073)	(2,137)	(3,271)	(3,099)
Income from discontinued operations	26	(26)	5	(35)
Net loss	$(2,047)	$(2,163)	$(3,266)	$(3,134)
Net (loss) income attributable to noncontrolling interests	(246)	30	$(451)	$104
Net loss attributable to common shareholders	$(1,801)	$(2,193)	$(2,815)	$(3,238)

Loss per share:
Basic
Continuing operations (attributable to common shareholders)	$(0.07)	$(0.09)	$(0.11)	$(0.14)
Discontinued operations	$-	$-	$-	$-
Basic loss per share	$(0.07)	$(0.09)	$(0.11)	$(0.14)
Diluted
Continuing operations (attributable to common shareholders)	$(0.07)	$(0.09)	$(0.11)	$(0.14)
Discontinued operations	$-	$-	$-	$-
Diluted loss per share	$(0.07)	$(0.09)	$(0.11)	$(0.14)

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024

Net cash provided by (used in):
Net cash (used in) provided by operating activities	$2,284	$(2,081)	$3,582	$3,855
Net cash used in investing activities	(1,404)	(11,447)	(2,434)	(12,520)
Net cash provided by (used in) financing activities	(46)	6,388	6,916	6,358
Net change in cash, cash equivalents, and restricted cash	$834	$(7,140)	$8,064	$(2,307)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024

Net cash (used in) provided by operating activities	$2,284	$(2,081)	$3,582	$3,855
Cash paid for interest	81	154	218	262
Net cash used in investing activities	(1,404)	(11,447)	(2,434)	(12,520)
Change in cash from non-core business activities	683	14,096	974	10,101
Free cash flow	$1,644	$722	$2,340	$1,698